As filed with the Securities and Exchange Commission on June 19, 2009

REGISTRATION NO. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

Antigenics Inc.

(Exact name of registrant as specified in its charter)

Delaware	06-1562417
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3 Forbes Road, Lexington, MA 02421

(Address of principal executive offices, including zip code)

ANTIGENICS INC. DIRECTORS’ DEFERRED COMPENSATION PLAN

(Full title of the plan)

Garo H. Armen, Ph.D

Antigenics Inc.

3 Forbes Road

Lexington, MA 02421

781-674-4400

(Name, address and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Paul M. Kinsella

Ropes & Gray LLP

One International Place

Boston, MA 02110

617-951-7000

617-951-7050 (facsimile)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑
Non-accelerated filer ☐	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered	Proposed maximum offering price per share(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee
Common Stock, $0.01 par value per share	200,000 shares(2)	$2.00	$400,000	$22.32

(1)	Pursuant to Rules 457(c) and 457(h)(l) under the Securities Act of 1933, the proposed maximum offering price per share and the proposed maximum aggregate offering price for the shares have been calculated solely for the purpose of computing the registration fee on the basis of the average high and low prices of the Common Stock as reported on the NASDAQ Capital Market on June 16, 2009.

(2)	Pursuant to Rule 416(a) under the Securities Act of 1933, this registration statement also covers such additional shares of Common Stock as may be issued to prevent dilution from stock splits, stock dividends and similar transactions. In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the Antigenics Inc. Directors’ Deferred Compensation Plan.

Explanatory Note

The Registrant hereby increases the number of shares of the Registrant’s Common Stock available for future issuance under the Antigenics Inc. Directors’ Deferred Compensation Plan, as amended (the “Plan”) by two hundred thousand shares so that a total of four hundred fifty thousand shares will be available under the Plan.

Pursuant to Instruction E to Form S-8, the Registrant incorporates by reference into this Registration Statement the entire contents of its Registration Statements on Form S-8 (File Nos. 333-106072 and 333-143807) filed with the Securities and Exchange Commission on June 12, 2003 and June 15, 2007, respectively.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 19th day of June, 2009.

Antigenics Inc.

By:	/s/ Garo H. Armen, Ph.D.
Garo H. Armen, Ph.D.
Chief Executive Officer and
Chairman of the Board

POWER OF ATTORNEY

We, the undersigned officers and directors of Antigenics Inc., hereby severally constitute and appoint Garo Armen and Shalini Sharp, and each of them singly, our true and lawful attorneys-in-fact, with full power to them in any and all capacities, to sign any and all amendments to this Registration Statement on Form S-8 (including any post-effective amendments thereto), and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities indicated on June 19, 2009:

Signature	Title

/s/ Garo H. Armen, Ph.D. Garo H. Armen, Ph.D.	Chief Executive Officer and Chairman of the Board of Directors (Principal Executive Officer)

/s/ Shalini Sharp Shalini Sharp	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Christine M. Klaskin Christine M. Klaskin	Vice President, Finance (Principal Accounting Officer)

/s/ Tom Dechaene Tom Dechaene	Director

/s/ Brian Corvese Brian Corvese	Director

/s/ John Hatsopoulos John Hatsopoulos	Director

/s/ Wadih Jordan Wadih Jordan	Director

/s/ Hyam I. Levitsky, MD Hyam I. Levitsky, MD	Director

/s/ Timothy Rothwell Timothy Rothwell	Director

/s/ Timothy R. Wright Timothy R. Wright	Director

EXHIBIT INDEX

The following is a list of exhibits filed as part of this registration statement.

Exhibit	Description

4.1	Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 10, 2002 and incorporated herein by reference.

4.2	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Antigenics Inc. Filed as Exhibit 3.1 to our Current Report on Form 8-K filed on June 11, 2007 and incorporated herein by reference.

4.3	Third Amended and Restated By-laws of Antigenics Inc. Filed as Exhibit 3.2 to our amendment to Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2008 and incorporated herein by reference.

4.4	Form of Common Stock Certificate. Filed as Exhibit 4.1 to our registration statement on Form S-1 (File No. 333-91747) and incorporated herein by reference.

5.1	Opinion of Ropes & Gray LLP dated June 19, 2009. Filed herewith.

23.1	Consent of Ropes & Gray LLP (included in Opinion filed as Exhibit 5.1).

23.2	Consent of KPMG LLP, Independent Registered Public Accounting Firm. Filed herewith.

24.4	Power of Attorney (included on signature page of this registration statement).

99.1	Third Amendment to Directors’ Deferred Compensation Plan. Filed as Appendix E to our Definitive Proxy Statement on Schedule 14A filed on April 27, 2009 and incorporated herein by reference.